Exhibit 10.32

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Execution Version

CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT

(FOR NON-SMALL CELL LUNG CANCER STUDY WITH EXPANSION COHORTS

IN NON-SMALL CELL LUNG CANCER AND MELANOMA)

This CLINICAL TRIAL COLLABORATION AND SUPPLY AGREEMENT (this “Agreement”), made as of March 27, 2015 (the “Effective Date”), is by and between MSD International GmbH, having a place of business at Weystrasse 20, 6000 Luzern, Switzerland (“Merck”), and Syndax Pharmaceuticals, Inc., having a place of business at 400 Totten Pond Road, Suite 110, Waltham, MA 02451 (“Syndax”). Merck and Syndax are each referred to herein individually as “Party” and collectively “Parties”.

RECITALS

A. Merck is developing the Merck Compound (as defined below) for the treatment of certain tumor types.

B. Syndax is developing the Syndax Compound (as defined below) for the treatment of certain tumor types.

C. Syndax desires to sponsor a clinical trial in which the Syndax Compound and the Merck Compound would be dosed concurrently or in combination.

D. Merck and Syndax, consistent with the terms of this Agreement, desire to collaborate as more fully described herein, including by providing the Merck Compound and the Syndax Compound for the Study (as defined below).

NOW, THEREFORE, in consideration of the premises and of the following mutual promises, covenants and conditions, the Parties, intending to be legally bound, mutually agree as follows:

1.	Definitions.

For all purposes of this Agreement, the capitalized terms defined in this Article 1 and throughout this Agreement shall have the meanings herein specified.

1.1 “Affiliate” means, with respect to either Party, a firm, corporation or other entity which directly or indirectly owns or controls said Party, or is owned or controlled by said Party, or is under common ownership or control with said Party. The word “control” means (i) the direct or indirect ownership of fifty percent (50%) or more of the outstanding voting securities of a legal entity, or (ii) possession, directly or indirectly, of the power to direct the management or policies of a legal entity, whether through the ownership of voting securities, contract rights, voting rights, corporate governance or otherwise.

1.2 “Agreement” means this agreement, as amended by the Parties from time to time, and as set forth in the preamble.

1.3 “Applicable Law” means all federal, state, local, national and regional statutes, laws, rules, regulations and directives applicable to a particular activity hereunder, including performance of clinical trials, medical treatment and the processing and protection of personal and medical data, that may be in effect from time to time, including those promulgated by the United States Food and Drug Administration (“FDA”), national regulatory authorities, the European Medicines Agency (“EMA”) and any successor agency to the FDA or EMA or any agency or authority performing some or all of the functions of the FDA or EMA in any jurisdiction outside the United States or the European Union (each a “Regulatory Authority” and collectively, “Regulatory Authorities”), and including without limitation cGMP and GCP (each as defined below); all data protection requirements such as those specified in the EU Data Protection Directive and the regulations issued under the United States Health Insurance Portability and Accountability Act of 1996 (“HIPAA”); export control and economic sanctions regulations which prohibit the shipment of United States-origin products and technology to certain restricted countries, entities and individuals; anti-bribery and anti-corruption laws pertaining to interactions with government agents, officials and representatives; laws and regulations governing payments to healthcare providers; and any United States or other country’s or jurisdiction’s successor or replacement statutes, laws, rules, regulations and directives relating to the foregoing.

1.4 “Business Day” means any day other than a Saturday, Sunday or any public holiday in the country where the applicable obligations are to be performed.

1.5 “Calendar Quarter” means a three-month period beginning on January, April, July or October 1st.

1.6 “Calendar Year” means a one-year period beginning on January 1st and ending on December 31st.

1.7 “cGMP” means the current Good Manufacturing Practices officially published and interpreted by EMA, FDA and other applicable Regulatory Authorities that may be in effect from time to time and are applicable to the Manufacture of the Compounds.

1.8 “Change of Control” means, with respect to a Party, a transaction with a Third Party(ies) involving (a) the acquisition, merger or consolidation, directly or indirectly, of such Party, and, immediately following the consummation of such transaction, the shareholders of such Party immediately prior thereto hold, directly or indirectly, as applicable, shares of capital stock of the surviving company representing less than fifty percent (50%) of the outstanding shares of such surviving or continuing company, (b) the sale of all or substantially all of the assets or business of such Party, or (c) a Person, or group of Persons acting in concert, acquire more than fifty percent (50%) of the voting equity securities or management control of such Party.

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1.9 “Clinical Data” means all data (including raw data) and results generated under the Study; excluding, however, Sample Testing Results.

1.10 “Clinical Quality Agreement” means that certain clinical quality agreement described in Section 8.1 (Supply of the Compounds).

1.11 “CMC” means Chemistry Manufacturing and Controls.

1.12 “Combination” means the use or method of using the Merck Compound and the Syndax Compound in concomitant or sequential administration.

1.13 “Compounds” means the Merck Compound and the Syndax Compound. A “Compound” means either the Merck Compound or the Syndax Compound, as applicable.

1.14 “Confidential Information” means any information, Know-How or other proprietary information or materials furnished to one Party by the other Party pursuant to this Agreement, except to the extent that such information or materials: (a) was already known to the receiving Party, other than under an obligation of confidentiality, at the time of disclosure by the other Party, as demonstrated by competent evidence; (b) was generally available to the public or otherwise part of the public domain at the time of its disclosure to the receiving Party; (c) became generally available to the public or otherwise part of the public domain after its disclosure and other than through any act or omission of the receiving Party in breach of this Agreement; (d) was disclosed to the receiving Party by a Third Party who had no obligation to the disclosing Party not to disclose such information to others; or (e) was subsequently developed by the receiving Party without use of the Confidential Information, as demonstrated by competent evidence.

1.15 “CTA” means an application to a Regulatory Authority for purposes of requesting the ability to start or continue a clinical trial, which CTA may consist of, or include, an IND.

1.16 “Data Sharing and Sample Testing Schedule” means the schedule attached hereto as Schedule I.

1.17 “Disposition Package” has the meaning set forth in Section 8.7.1 (After Manufacturer’s Release).

1.18 “Dispute” has the meaning set forth in Section 21.1.

1.19 “Effective Date” has the meaning set forth in the preamble.

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1.20 “EMA” has the meaning set forth in the definition of Applicable Law.

1.21 “FDA” has the meaning set forth in the definition of Applicable Law.

1.22 “GCP” means the Good Clinical Practices officially published by EMA, FDA and the International Conference on Harmonisation of Technical Requirements for Registration of Pharmaceuticals for Human Use (ICH) that may be in effect from time to time and are applicable to the testing of the Compounds.

1.23 “Government Official” means: (a) any officer or employee of a government or any department, agency or instrument of a government; (b) any person acting in an official capacity for or on behalf of a government or any department, agency, or instrument of a government; (c) any officer or employee of a company or business owned in whole or part by a government; (d) any officer or employee of a public international organization such as the World Bank or United Nations; (e) any officer or employee of a political party or any person acting in an official capacity on behalf of a political party; and/or (f) any candidate for political office, who, when such Government Official is acting in an official capacity or in an official decision-making role, has responsibility for performing regulatory inspections, government authorizations or licenses, or otherwise has the capacity to make decisions with the potential to affect the business of either of the Parties.

1.24 “HIPAA” has the meaning set forth in the definition of Applicable Law.

1.25 “IND” means the Investigational New Drug Application filed or to be filed with the FDA as described in Title 21 of the U.S. Code of Federal Regulations, Part 312, and the equivalent application in the jurisdictions outside the United States, including an “Investigational Medicinal Product Dossier” filed or to be filed with the Regulatory Authorities in the European Union.

1.26 “Inventions” means all inventions and discoveries which are made or conceived in the design or performance of the Study, or any Phase III registration study for the Combination performed pursuant to Section 6.12, and/or which are made or conceived by a Party through use of the Clinical Data.

1.27 “Joint Development Committee” or “JDC” has the meaning set forth in Section 3.8 (Joint Development Committee).

1.28 “Jointly Owned Invention” has the meaning set forth in Section 10.1.1.

1.29 “Joint Patent Application” has the meaning set forth in Section 10.1.2.

1.30 “Joint Patent” means a patent that issues from a Joint Patent Application.

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1.31 “Know-How” means any proprietary invention, innovation, improvement, development, discovery, computer program, device, trade secret, method, know-how, process, technique or the like, including manufacturing, use, process, structural, operational and other data and information, whether or not written or otherwise fixed in any form or medium, regardless of the media on which contained and whether or not patentable or copyrightable, that is not generally known or otherwise in the public domain.

1.32 “Liability” has the meaning set forth in Section 14.2.1 (Indemnification by Syndax).

1.33 “Manufacture,” “Manufactured,” or “Manufacturing” means all stages of the manufacture of a Compound, including planning, purchasing, manufacture, processing, compounding, storage, filling, packaging, waste disposal, labeling, leafleting, testing, quality assurance, sample retention, stability testing, release, dispatch and supply, as applicable.

1.34 “Manufacturer’s Release” or “Release” has the meaning ascribed to such term in the Clinical Quality Agreement.

1.35 “Manufacturing Site” means the facilities where a Compound is Manufactured by or on behalf of a Party, as such Manufacturing Site may change from time to time in accordance with Section 8.6 (Changes to Manufacturing).

1.36 “Merck” has the meaning set forth in the preamble.

1.37 “Merck Compound” means pembrolizumab, a humanized anti-human PD-1 monoclonal antibody ***.

1.38 “Non-Conformance” means, with respect to a given unit of Compound, (i) an event that deviates from an approved cGMP requirement with respect to the applicable Compound, such as a procedure, Specification, or operating parameter, or that requires an investigation to assess impact to the quality of the applicable Compound or (ii) that such Compound failed to meet the applicable representations and warranties set forth in Section 2.3.1.

1.39 “Party” has the meaning set forth in the preamble.

1.40 “PD-1 Antagonist” means any small or large molecule that ***.

1.41 “Pharmacovigilance Agreement” means that certain pharmacovigilance agreement being entered into by the Parties simultaneously herewith regarding the Compounds.

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1.42 “Protocol” means the written documentation that describes the Study and sets forth specific activities to be performed as part of the Study conduct.

1.43 “Regulatory Approvals” means any and all permissions (other than the Manufacturing approvals) required to be obtained from Regulatory Authorities and any other competent authority for the development, registration, importation and distribution of a Compound in the United States, Europe, or other applicable jurisdictions for human use.

1.44 “Regulatory Authorities” has the meaning set forth in the definition of Applicable Law.

1.45 “Related Agreements” means the Pharmacovigilance Agreement and the Clinical Quality Agreement.

1.46 “Samples” means urine, blood and tissue samples from patients participating in the Study.

1.47 “Sample Testing” means the analyses to be performed by each Party using the applicable Samples, as described in the Data Sharing and Sample Testing Schedule.

1.48 “Sample Testing Results” means those results arising from the Sample Testing, which are to be shared between Merck and Syndax, as set forth in the Data Sharing and Sample Testing Schedule.

1.49 “Specifications” means, with respect to a given Compound, the set of requirements for such Compound as set forth in the Clinical Quality Agreement.

1.50 “Study” means a Phase 1b/2, open-label, dose escalation study of the Syndax Compound in combination with the Merck Compound in patients with non-small cell lung cancer, with expansion cohorts in patients with non-small cell lung cancer and melanoma.

1.51 “Study Completion” means the point in time when the database for the Study has been locked.

1.52 “Syndax” has the meaning set forth in the preamble.

1.53 “Syndax Class Compound’ means any small or large molecule that ***.

1.54 “Syndax Compound” means entinostat (SNDX-275) ***.

1.55 “Territory” means anywhere in the world.

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1.56 “Third Party” means any person or entity other than Syndax, Merck or their respective Affiliates.

2.	Scope of the Agreement.

2.1 Each Party shall contribute to the Study such resources as are necessary to fulfill its obligations set forth in this Agreement.

2.2 Each Party agrees to act in good faith in performing its obligations under this Agreement and each Related Agreement, and shall notify the other Party as promptly as possible in the event of any Manufacturing delay that is likely to adversely affect supply of its Compound as contemplated by this Agreement.

2.3. Obligations, Representations and Warranties.

2.3.1. Syndax agrees to Manufacture and supply the Syndax Compound for purposes of the Study as set forth in Article 8 (Supply and Use of the Compounds), and Syndax hereby represents and warrants to Merck that, at the time of Delivery of the Syndax Compound, such Syndax Compound shall have been Manufactured and supplied in compliance with: (i) the Specifications for the Syndax Compound; (ii) the Clinical Quality Agreement; and (iii) all Applicable Law, including cGMP and health, safety and environmental protections. Merck agrees to Manufacture and supply the Merck Compound for purposes of the Study as set forth in Article 8 (Supply and Use of the Compounds), and Merck hereby represents and warrants to Syndax that, at the time of Delivery of the Merck Compound, such Merck Compound shall have been Manufactured and supplied in compliance with: (a) the Specifications for the Merck Compound; (b) the Clinical Quality Agreement; and (c) all Applicable Law, including cGMP and health, safety and environmental protections.

2.3.2 Without limiting the foregoing, each Party is responsible for obtaining all regulatory approvals (including facility licenses) that are required to Manufacture its Compound in accordance with Applicable Law (provided that for clarity, Syndax shall be responsible for obtaining Regulatory Approvals for the Study as set forth in Section 3.3).

2.4. Each Party shall have the right to subcontract any portion of its obligations hereunder: (i) to its own Affiliates, without the other Party’s written consent; or (ii) to Third Parties, provided that the JDC has approved (in a written document) the use of such Third Parties in the performance of such activities, and provided further that no consent shall be necessary for either Party’s delegation to or use of Third Parties *** (such Third Parties described in clause (ii), “Subcontractors”). In any event, each Party shall remain solely and fully liable for the performance of its Subcontractors to which such Party delegates the performance of its obligations under this Agreement. Each Party shall ensure that each of its Subcontractors performs such Party’s obligations pursuant to the

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terms of this Agreement, including the Appendices attached hereto. For clarity, to the extent that a Party has an obligation under this Agreement to perform an action or to meet a standard, and such Party subcontracts such obligation, such Party shall be responsible for any failure by such Party’s Subcontractor to perform the action or meet the standard. Each Party shall use reasonable efforts to obtain and maintain copies of documents relating to the obligations performed by such subcontractors that are held by or under the control of such Subcontractors and that are required to be provided to the other Party under this Agreement.

2.5 This Agreement does not create any obligation on the part of Merck to provide the Merck Compound for any activities other than the Study (except as provided in Section 6.12), nor does it create any obligation on the part of Syndax to provide the Syndax Compound for any activities other than the Study (except as provided in Section 6.12).

2.6 Nothing in this Agreement shall (i) prohibit either Party from performing clinical studies relating to its own Compound, either individually or in combination with any other compound or product, in any therapeutic area, or (ii) create an exclusive relationship between the Parties with respect to any Compound.

3.	Conduct of the Study.

3.1 Syndax shall act as the sponsor of the Study and shall hold the IND relating to the Study. Merck acknowledges that Syndax intends to file a separate IND covering the clinical evaluation of the Syndax Compound to treat melanoma and lung-related indications and to perform the Study under such IND. This separate IND will not be a combination IND. If a Regulatory Authority requests a separate combination IND for the Study the Parties will meet and mutually agree on an approach to address such requirement.

3.2 Syndax shall ensure that the Study is performed in accordance with this Agreement, the Protocol and all Applicable Law, including GCP.

3.3 Syndax shall ensure that all directions from any Regulatory Authority and/or ethics committee with jurisdiction over the Study are followed. Further, Syndax shall ensure that all necessary Regulatory Approvals from any Regulatory Authority and/or ethics committee with jurisdiction over the Study are obtained prior to initiating performance of the Study. Syndax shall participate in and lead all discussions with any Regulatory Authority regarding the Study, provided, however, that Merck shall have the right (but no obligation) to participate in any discussions with a Regulatory Authority regarding matters related to the Merck Compound. Notwithstanding anything to the contrary in this Agreement, neither Party shall have any right to access the other Party’s CMC data with respect to its Compound. Merck will authorize FDA and other applicable Regulatory Authorities to cross-reference the appropriate Merck Compound CTA to

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provide data access to Syndax sufficient to support conduct of the Study, which authorization will take the form of a cross-reference letter or similar communication to the applicable Regulatory Authority to effectuate a “right of reference” (as defined in US FDA 21 CFR 314.3(b)), or similar “right of reference” as defined in applicable regulations in the relevant part of the Territory. If an appropriate Merck Compound CTA is not available in a given country, Merck will file its CMC data as appropriate and grant right of reference to such CMC data; provided, however, that Syndax shall have no right to directly access the CMC data.

3.4 Syndax shall maintain reports and all related documentation relating to the Study in good scientific manner and in compliance with Applicable Law. Each Party shall provide to the other all Study information and documentation (excluding information and documentation relating to the Sample Testing other than the Sample Testing Results themselves) reasonably requested by such other Party to enable it to (i) comply with any of its legal and regulatory obligations, or any request by any Regulatory Authority, in each case, to the extent related to the Study or such Party’s Compound, or (ii) conduct the Sample Testing.

3.5 Each Party shall provide to the other Party copies of all Clinical Data, in electronic form or other mutually agreeable alternate form, and on the timelines specified in the Data Sharing and Sample Testing Schedule (if applicable) or upon mutually agreeable timelines. Syndax shall ensure that all patient authorizations and consents required under HIPAA, the EU Data Protection Directive, GCP or any other Applicable Law in connection with the Study permit such sharing of Clinical Data with Merck.

3.6 Syndax shall provide Samples to Merck as specified in the Protocol or as agreed to by the Joint Development Committee. Each Party shall use the Samples only for the Sample Testing and each Party shall be responsible for conducting the Sample Testing related to its own Compound. Merck shall own all data arising from the Sample Testing conducted by or on behalf of Merck. Merck shall provide to Syndax the Sample Testing Results for the Sample Testing conducted by or on behalf of Merck, in electronic form or other mutually agreeable alternate form, and on the timelines specified in the Data Sharing and Sample Testing Schedule or other mutually agreed timelines. Likewise, Syndax shall own all data arising from the Sample Testing conducted by or on behalf of Syndax. Syndax shall provide to Merck the Sample Testing Results for the Sample Testing conducted by or on behalf of Syndax, in electronic form or other mutually agreeable alternate form, and on the timelines specified in the Data Sharing and Sample Testing Schedule or other mutually agreed timelines. Except to the extent otherwise agreed in a writing signed by authorized representatives of each Party, each Party shall use the other Party’s Sample Testing Results only for the purposes of ***. Further, Merck covenants not to ***, and Syndax covenants not ***; provided, however, that the foregoing shall not prevent either Party from ***.

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3.7 All Clinical Data, including raw data and results, generated under this Agreement shall be jointly owned by Syndax and Merck. It is understood and acknowledged by the Parties that positive Clinical Data could be used to obtain label changes for the Compounds. In such event, the Parties will enter into good faith negotiations to determine a regulatory submission strategy for the Compounds, and cost structure of the next part of the Study and/or future study(ies) that may be needed for regulatory submission for the Compounds. Merck covenants not to ***, and Syndax covenants not to ***; provided, however, that the foregoing shall not prevent either Party from ***.

3.8 Joint Development Committee. The Parties shall form a joint development team (the “Joint Development Committee” or “JDC”), made up of an equal number of representatives of Merck and Syndax, which shall have responsibility for coordinating all regulatory and other activities under, and pursuant to, this Agreement. JDC members will be agreed by both Parties. Each Party shall designate a project manager (the “Project Manager”) whose responsibilities may include, at such Party’s discretion, implementing and coordinating activities and facilitating the exchange of scientific information between the Parties with respect to the Study. The JDC shall meet as soon as practicable after the Effective Date and then no less than twicee yearly, and more often as reasonably considered necessary at the request of either Party, to provide an update on Study progress. The JDC may meet in person or by means of teleconference, Internet conference, videoconference or other similar communications equipment. Prior to any such meeting, the Syndax Project Manager shall provide an update in writing to the Merck Project Manager, which update shall contain information about overall Study progress, recruitment status, interim analysis (if results are available), final analysis and other information relevant to the conduct of the Study. In addition to a Project Manager, each Party shall designate an alliance manager (the “Alliance Manager”), who shall endeavor to ensure clear and responsive communication between the Parties and the effective exchange of information, and shall serve as the primary point of contact for any issues arising under this Agreement. The Alliance Managers and the Project Managers shall have the right to attend all JDC meetings and may bring to the attention to the JDC any matters or issues either of them reasonably believes should be discussed, and shall have such other responsibilities as the Parties may mutually agree in writing. In the event that an issue arises and the Alliance Managers cannot or do not, after good faith efforts, reach agreement on such issue, the issue shall be elevated to the Chief Executive Officer of Syndax and the head of Clinical or VP of Clinical Oncology for Merck.

3.9 Syndax shall provide Merck with (i) an electronic draft of the final study report for Merck to provide comments to Syndax within *** of receipt of such draft final study report and (ii) the final version of the final study report *** following Study Completion. Syndax shall consider in good faith any comments provided by Merck on the draft of the final study report, and the final study report shall not include any statements related to the Merck Compound ***.

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3.10 Notwithstanding anything in this Agreement to the contrary, each Party acknowledges and agrees that the other Party may have present or future business activities or opportunities, including business activities or opportunities with Third Parties, involving Syndax Class Compounds, in the case of Merck, or PD-1 Antagonists, in the case of Syndax, or other similar products, programs, technologies or processes. Accordingly, each Party acknowledges and agrees that nothing in this Agreement shall be construed as a representation or inference that the other Party will not develop for itself, or enter into business relationships with other Third Parties regarding, any products, programs, studies (including combination studies), technologies or processes that are similar to or that may compete with the Combination or any other product, program, technology or process, including Syndax Class Compound or PD-1 Antagonists, provided that the Clinical Data, Sample Testing Results, Jointly Owned Inventions, and Confidential Information are not used or disclosed in connection therewith in violation of Sections 3.6 or 3.7 or Articles 9 (Confidential Information) or 10 (Intellectual Property) of this Agreement, as applicable.

3.11 Nothing in this Agreement shall prohibit or restrict a Party from licensing, assigning or otherwise transferring to an Affiliate or Third Party its Compound and the related Clinical Data, Confidential Information, Sample Testing Results or Jointly Owned Inventions; provided, however, that in the case of any such license, assignment or transfer, the licensee, assignee or transferee shall agree in writing to be bound by the terms of this Agreement with respect to such Clinical Data, Confidential Information, Sample Testing Results or Jointly Owned Inventions.

4.	Protocol and Related Documents.

4.1 An initial Protocol, entitled “A Phase 1b/2, Open-label, Dose Escalation Study of Entinostat in Combination with Pembrolizumab in Patients with Non-small Cell Lung Cancer, with Expansion Cohorts in Patients with Non-small Cell Lung Cancer and Melanoma”, has been agreed to by the Parties as of the Effective Date, a summary of which is attached as Appendix A. The Protocol, the statistical analysis plan, and any amendments thereof will be finalized with the approval of the JDC, subject to each Party’s decision-making rights as set forth below. If the JDC cannot reach agreement on amendments to the Protocol after elevating the matter in accordance with Section 3.8, Syndax shall have the final decision on such amendments. Notwithstanding the foregoing and anything to the contrary contained herein: (a) ***, in its sole discretion, will determine *** for *** and will have the final decision on all matters relating to ***; and (b) ***, in its sole discretion, will determine *** for *** and will have the final decision on all matters relating to ***.

4.2 Syndax shall prepare the patient informed consent form for the Study (which shall include any required consent for the Sample Testing) in consultation with Merck (it being understood and agreed that the portion of the informed consent form relating to the Merck Compound will be provided to Syndax by Merck). Any changes to

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such form that relate to the Sample Testing or the Merck Compound shall be subject to Merck’s review and prior written consent. Any such proposed changes will be sent in writing to Merck’s Project Manager and Merck’s Alliance Manager. Merck will provide such consent, or a written explanation for why such consent is being withheld, within *** of receiving a copy of Syndax’s requested changes; provided that if Merck fails to provide such written explanation within such *** period, then Merck shall be deemed to have consented to such change or changes.

5.	Adverse Event Reporting.

Syndax will be solely responsible for compliance with all Applicable Law pertaining to safety reporting for the Study and related activities. The Parties will execute a Pharmacovigilance Agreement within *** following the Effective Date of this Agreement to ensure the exchange of relevant safety data within appropriate timeframes and in appropriate format to enable the Parties to fulfill local and international regulatory reporting obligations and to facilitate appropriate safety reviews. The Pharmacovigilance Agreement will include safety data exchange procedures governing the coordination of collection, investigation, reporting, and exchange of information concerning any adverse experiences, pregnancy reports, and any other safety information arising from or related to the use of the Merck Compound and Syndax Compound in the Study, consistent with Applicable Law. Such guidelines and procedures shall be in accordance with, and enable the Parties and their Affiliates to fulfill local and international regulatory reporting obligations to Government Authorities. Syndax will transmit to Merck serious adverse drug reactions (“SADRs”) and serious adverse events (“SAEs”) as follows:

1.	For fatal and life-threatening SADRs, Syndax will send a case notification to Merck within *** and a completely processed case (CIOMS-1 form) within ***.

2.	For all other SAEs, Syndax will send a case notification to Merck within *** and a completely processed case on a CIOMS-1 form within ***.

6.	Term, Termination, Option to Extend to Phase III.

6.1 The term of this Agreement shall commence on the Effective Date and shall continue in full force and effect until completion of all of the obligations of the Parties hereunder or until terminated by either Party pursuant to this Article 6.

6.2 In the event that Merck reasonably and in good faith believes that the Merck Compound is being used in the Study in an unsafe manner and notifies Syndax in writing of the grounds for such belief, and Syndax fails to promptly incorporate (subject to approval by applicable Regulatory Authorities or Institutional Review Boards) changes into the Protocol reasonably requested by Merck to address such issue or to otherwise reasonably and in good faith address such issue, Merck may terminate this Agreement

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and the supply of the Merck Compound effective upon written notice to Syndax. Additionally, in the event that, pursuant to Section 18 and without Merck’s consent, Syndax undergoes a Change of Control where ***, Merck may terminate this Agreement and the supply of the Merck Compound effective upon written notice to Syndax, provided that Merck provides such written notice no later than *** following Merck’s receipt of notice of such Change of Control.

6.3 Either Party may terminate this Agreement if the other Party commits a material breach of this Agreement, and such material breach continues for *** after receipt of written notice thereof from the non-breaching Party; provided that if such material breach is capable of cure and cannot reasonably be cured within ***, the breaching Party shall be given a reasonable period of time to cure such breach; further provided that, if such material breach is incapable of cure, then the non-breaching Party may terminate this Agreement effective immediately.

6.4 If either Party determines in good faith, based on a review of the Clinical Data or other Study-related Know-How or other information, that the Study may unreasonably affect patient safety, such Party shall promptly notify the other Party of such determination. The Party receiving such notice may propose modifications to the Study to address the safety issue identified by the other Party and, if the notifying Party agrees, shall act to immediately implement such modifications; provided, however, that if the notifying Party, in its sole discretion, believes that there is imminent danger to patients, such Party need not wait for the other Party to propose modifications and may instead terminate this Agreement immediately upon written notice to such other Party. Furthermore, if the notifying Party, in its sole discretion, believes that any modifications proposed by the other Party will not resolve the patient safety issue, such Party may terminate this Agreement effective upon written notice to such other Party.

6.5 Either Party may terminate this Agreement immediately upon written notice to the other Party in the event that any Regulatory Authority takes any action, or raises any objection, that prevents the terminating Party from supplying its Compound for purposes of the Study. Additionally, either Party shall have the right to terminate this Agreement immediately upon written notice to the other Party in the event that it determines in its sole discretion to discontinue development of its Compound, for medical, scientific, legal or other reasons.

6.6 In the event that this Agreement is terminated, Syndax shall, at Merck’s sole discretion, promptly either return or destroy all unused Merck Compound pursuant to Merck’s instructions. If Merck requests that Syndax destroy the unused Merck Compound, Syndax shall provide written certification of such destruction.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.7 Either Party shall be entitled to terminate this Agreement immediately upon written notice to the other Party, if such other Party fails to perform any of its obligations under Section 13.3 (Anti-Corruption) or breaches any representation or warranty contained in Section 13.3 (Anti-Corruption). Except as set forth in Section 6.11, the non-terminating Party shall have no claim against the terminating Party for compensation for any loss of whatever nature by virtue of the termination of this Agreement in accordance with this Section 6.7.

6.8 The provisions of this Section 6.8 and Sections 3.6 (other than the first, fourth, and sixth sentences thereof), 3.7, 3.11, 6.6, 6.7 (other than the first sentence thereof), 6.9, 6.10, 6.11, 13.2, 13.3.5, 13.4, 14.2 (Indemnification), 14.3 (Limitation of Liability), and Articles 1 (Definitions), 7 (Costs of Study), 9 (Confidentiality), 10 (Intellectual Property), 11 (Reprints; Rights of Cross-Reference), 12 (Press Releases and Publications), 20 (No Additional Obligations), 21 (Dispute Resolution and Jurisdiction), 22 (Notices), 23 (Relationship of the Parties) and 25 (Construction) shall survive the expiration or termination of this Agreement.

6.9 Termination of this Agreement shall be without prejudice to any claim or right of action of either Party against the other Party for any prior breach of this Agreement.

6.10 Upon termination of this Agreement, each Party and its Affiliates shall promptly return to the other Party or destroy any Confidential Information of the other Party (other than Clinical Data, Sample Testing Results and Inventions) furnished to the receiving Party by the other Party, except that the receiving Party shall have the right to retain one copy in its confidential files for record-keeping purposes.

6.11 Provided the Parties do not otherwise dispute the circumstances of termination, in the event of termination due to ***, the terminating Party shall be entitled to reimbursement by the other Party for the Direct Manufacturing Costs and Indirect Manufacturing Costs (each as defined herein) incurred by the terminating Party for its Compound Delivered for the Study. “Direct Manufacturing Costs” shall be calculated consistent with Generally Accepted Accounting Principles (“GAAP”) and include manufacturing fees, raw materials, direct labor, freight and duty, and factory overhead costs that can be directly attributed to the Compound, including but not limited to equipment maintenance and repair, supplies, ongoing stability program costs, other plan services, indirect labor and depreciation on direct capital assets. “Indirect Manufacturing Costs” shall be calculated consistent with GAAP and include allocations of indirect factory overhead and site support costs, including but not limited to utilities, quality, planning, engineering, maintenance, safety, site science and technology, and depreciation on indirect capital assets, procurement, warehousing, and corporate services. Allocations shall be based on each Compound’s utilization relative to a Manufacturing Site’s total activity.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

6.12 At the completion of the Study (or at any earlier point agreed upon by the Parties), either Party shall have the option to propose amending this Agreement, and Related Agreements, including the Pharmacovigilance Agreement, for the purpose of including a Phase III registration study. In such case, the Parties shall work in good faith, but will have no obligation, to agree upon the details of such amendments and for such Phase III registration study, including development of a protocol, identification of the study sponsor, the sharing of costs of such study, and other relevant terms; provided, however, that if the Parties cannot reach agreement on all necessary new terms, and one Party but not the other Party wishes to proceed with the Phase III registration study, and the non-participating Party does not object to the Phase III protocol based on ***, then the Parties now agree that each Party will supply at *** to the other Party sufficient quantities of the non-participating Party’s Compound to conduct such study as shall be set forth in a final protocol (provided that such quantities and the delivery dates thereof are *** and *** of ***. In such case, the Parties would agree to enter into a new agreement that would set forth additional terms and conditions, including but not limited to treatment of resulting intellectual property, governance, and use of confidential data and study results.

7.	Costs of the Study.

The Parties agree that (i) Merck shall provide the Merck Compound for use in the Study, as described in Article 8 (Supply and Use of the Compounds) below, at *** to Syndax (except as provided in Section 6.11); and (ii) Syndax shall bear all other costs associated with the conduct of the Study, including that Syndax shall provide the Syndax Compound for use in the Study, as described in Article 8 (Supply and Use of the Compounds) below, at *** to Merck (except as provided in Section 6.11). For the avoidance of doubt, Syndax will not be required to reimburse Merck for any costs or expenses incurred by Merck or its Affiliates in connection with the Study (except as provided in Section 6.11) and Merck will not be required to reimburse Syndax for any costs or expenses incurred by Syndax or its Affiliates in connection with the Study (except as provided in Section 6.11).

8.	Supply and Use of the Compounds.

8.1 Supply of the Compounds. Syndax and Merck will each supply, or cause to be supplied, the quantities of its respective Compound set forth on Appendix B on the timelines set forth in Appendix B, in each case, for use in the Study. In the event that Syndax determines that the quantities of Compounds set forth on Appendix B are not sufficient to complete the Study (due, for example, to the addition of Study sites or countries), Syndax shall so notify Merck, and the Parties shall discuss in good faith regarding additional quantities of Compounds to be provided and the schedule on which such additional quantities may be provided. Each Party shall also provide to the other Party a contact person for the supply of its Compound under this Agreement. Notwithstanding the foregoing, or anything to the contrary herein, in the event that either Party is not supplying its Compound in accordance with the terms of this Agreement, or is allocating under Section 8.10 (Shortage; Allocation), then the other Party shall have no obligation to supply its Compound, or may allocate proportionally. Within *** from the Effective Date of this Agreement, the Parties shall enter into a “Clinical Quality Agreement” that shall address and govern issues related to the quality of clinical drug supply to be supplied by the Parties for use in the Study.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

8.2 Minimum Shelf Life Requirements. Each Party shall supply its Compound hereunder with an adequate remaining shelf life at the time of Delivery to meet the Study requirements.

8.3 Provision of Compounds.

8.3.1 Merck will deliver the Merck Compound *** (Incoterms 2010)) to Syndax’s, or its designee’s, location as specified by Syndax (“Delivery” with respect to such Merck Compound). Title and risk of loss for the Merck Compound shall transfer from Merck to Syndax at Delivery. All costs associated with the subsequent transportation, warehousing and distribution of Merck Compound shall be borne by ***. Syndax will, or will cause its designee to: (i) take delivery of the Merck Compound supplied hereunder; (ii) perform the acceptance procedures allocated to it under the Clinical Quality Agreement; and (iii) subsequently label and pack, as appropriate (in accordance with Section 8.4 (Labeling and Packaging; Use, Handling and Storage)) and promptly ship the Merck Compound to the Study sites, in compliance with cGMP, GCP and other Applicable Law and the Clinical Quality Agreement.

8.3.2 Syndax is solely responsible, at its own cost, for supplying (including all Manufacturing, acceptance and release testing) the Syndax Compound for the Study, and the subsequent handling, storage, transportation, warehousing and distribution of the Syndax Compound supplied hereunder. Syndax shall ensure that all such activities are conducted in compliance with cGMP, GCP and other Applicable Law and the Clinical Quality Agreement. For purposes of this Agreement, the “Delivery” of a given quantity of the Syndax Compound shall be deemed to occur when such quantity is packaged for shipment to a Study site or other site as set forth herein.

8.4 Labeling and Packaging; Use, Handling and Storage.

8.4.1 The Parties’ obligations with respect to the labeling and packaging of the Compounds are as set forth in the Clinical Quality Agreement. Notwithstanding the foregoing or anything to the contrary contained herein, Merck shall provide unlabeled Merck Compound to Syndax in accordance with all Applicable Law, including cGMP, GCP, and health, safety and environmental protections.

8.4.2 Syndax shall (i) use the Merck Compound solely for purposes of performing the Study; (ii) not use the Merck Compound in any manner inconsistent with this Agreement or for any purpose other than conduct of the Study; and (iii) label, use, store, transport, handle and dispose of the Merck Compound in compliance with Applicable Law and the Clinical Quality Agreement. Syndax shall not reverse engineer,

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

reverse compile, disassemble or otherwise attempt to derive the composition or underlying information, structure or ideas of the Merck Compound, and in particular shall not analyze the Merck Compound by physical, chemical or biochemical means except as necessary to perform its obligations under the Clinical Quality Agreement and/or any testing described in Section 8.7.

8.5 Product Specifications. A certificate of analysis shall accompany each shipment of the Merck Compound to Syndax, as part of the Disposition Package described in Section 8.7.

8.6 Changes to Manufacturing. Each Party may make changes from time to time to its Compound or the Manufacturing Site; provided that such changes shall be in accordance with the Clinical Quality Agreement.

8.7 Product Testing; Noncompliance.

8.7.1 After Manufacturer’s Release. After Manufacturer’s Release of the Merck Compound and concurrently with Delivery of the Compound to Syndax, Merck shall provide Syndax with such certificates and documentation as are described in the Clinical Quality Agreement (“Disposition Package”). Syndax shall, within the time defined in the Clinical Quality Agreement, perform (i) with respect to the Merck Compound, the acceptance procedures allocated to it under the Clinical Quality Agreement, and (ii) with respect to the Syndax Compound, the testing and release procedures allocated to it under the Clinical Quality Agreement. Syndax shall take all steps necessary to determine that the Syndax Compound or Merck Compound, as applicable, is suitable for release before making such Syndax Compound or Merck Compound, as applicable, available for human use, and Merck shall provide cooperation or assistance as reasonably requested by Syndax in connection with such determination with respect to the Merck Compound. Syndax shall be responsible for storage and maintenance of the Merck Compound until it is tested and/or released, which storage and maintenance shall be in compliance with the Specifications for the Merck Compound, the Clinical Quality Agreement and Applicable Law, and shall be responsible for any failure of the Merck Compound to meet the Specifications to the extent caused by shipping, storage or handling conditions after Delivery to Syndax hereunder.

8.7.2 Non-Conformance.

(a) In the event that either Party becomes aware that any Compound may have a Non-Conformance, despite testing and quality assurance activities (including any activities conducted by the Parties under Sections 8.7.1 (After Manufacturer’s Release)), such Party shall immediately notify the other Party in accordance with the procedures of the Clinical Quality Agreement. The Parties shall investigate any Non-Conformance in accordance with Section 8.9 (Investigations) and any discrepancy between them shall be resolved in accordance with Section 8.8 (Resolution of Discrepancies).

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

(b) In the event that any proposed or actual shipment of the Merck Compound (or portion thereof) shall be agreed to have a Non-Conformance at the time of Delivery to Syndax or shall otherwise be determined under the Clinical Quality Agreement to have a Non-Conformance at the time of Delivery to Syndax, then unless otherwise agreed to by the Parties, Merck shall replace such Merck Compound as is found to have a Non-Conformance (with respect to Merck Compound that has not yet been administered in the course of performing the Study). Unless otherwise agreed to by the Parties in writing, the sole and exclusive remedies of Syndax with respect to any Merck Compound that is found to have a Non-Conformance at the time of Delivery shall be (i) replacement of such Merck Compound as set forth in this Section 8.7.2(b), (ii) indemnification under Section 13.2 (to the extent applicable) and (iii) termination of this Agreement pursuant to Section 6.3 (to the extent applicable, but subject to the applicable cure periods set forth therein); provided, for clarity, that Syndax shall not be deemed to be waiving any rights under Section 8.15 (Recalls). In the event that Merck Compound is lost or damaged after Delivery and as a result additional Merck Compound is necessary for the Study, Merck shall provide additional Merck Compound, if available for the Study, to Syndax, provided that *** shall *** for the *** of such additional Merck Compound, and provided further that Merck shall have no obligation to provide replacement Merck Compound for any Merck Compound supplied hereunder other than such Merck Compound as has been agreed or determined to have a Non-Conformance at the time of Delivery to Syndax.

(c) Syndax shall be responsible for, and Merck shall have no obligations or liability with respect to, any Syndax Compound supplied hereunder that is found to have a Non-Conformance. Syndax shall replace any Syndax Compound as is found to have a Non-Conformance (with respect to Syndax Compound that has not yet been administered in the course of performing the Study). Unless otherwise agreed to by the Parties in writing, the sole and exclusive remedies of Merck with respect to any Syndax Compound that is found to have a Non-Conformance at the time of Delivery shall be (i) replacement of such Syndax Compound as set forth in this Section 8.7.2(c), (ii) indemnification under Section 13.2 (to the extent applicable) and (iii) termination of this Agreement pursuant to Section 6.3 (to the extent applicable, but subject to the applicable cure periods set forth therein); provided, for clarity, that Merck shall not be deemed to be waiving any rights under Section 8.15 (Recalls).

8.8 Resolution of Discrepancies. Disagreements regarding any determination of Non-Conformance by Syndax shall be resolved in accordance with the provisions of the Clinical Quality Agreement.

8.9 Investigations. The process for investigations of any Non-Conformance shall be handled in accordance with the Clinical Quality Agreement.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

8.10 Shortage; Allocation. In the event that a Party’s Compound is in short supply as a result of a manufacturing disruption, manufacturing difficulties or other similar event such that a Party reasonably believes in good faith that it will not be able to fulfill its supply obligations hereunder with respect to its Compound, such Party will provide prompt written notice to the other Party thereof (including the shipments of Compound hereunder expected to be impacted and the quantity of its Compound that such Party reasonably determines it will be able to supply) and the Parties will promptly discuss such situation (including how the quantity of Compound that such Party is able to supply hereunder will be allocated within the Study). In such event, the Party experiencing such shortage shall (i) use its commercially reasonable efforts to remedy the situation giving rise to such shortage and to take action to minimize the impact of the shortage on the Study, and (ii) allocate to the other Party *** at least *** the *** of the *** by the *** for the *** for the ***.

8.11 Records. Each Party shall maintain complete and accurate records in all material respects pertaining to its Manufacture of its Compound supplied hereunder, and, upon the reasonable prior request of the other Party, will make such records available to review by such other Party in accordance with the Clinical Quality Agreement solely for the purpose of confirming such Party’s compliance with this Agreement with respect to its Manufacturing obligations hereunder.

8.12 Quality. Quality matters related to the Manufacture of the Compounds shall be governed by the terms of the Clinical Quality Agreement in addition to the relevant quality provisions of this Agreement.

8.13 Quality Control. Each Party shall implement and perform operating procedures and controls for sampling, stability and other testing of its Compound, and for validation, documentation and release of its Compound and such other quality assurance and quality control procedures as are required by the Specifications, cGMPs and the Clinical Quality Agreement.

8.14 Audits and Inspections. The Parties’ audit and inspection rights under this Agreement shall be governed by the terms of the Clinical Quality Agreement.

8.15 Recalls. Recalls of the Compounds shall be governed by the terms of the Clinical Quality Agreement.

8.16 VAT. It is understood and agreed between the Parties that any amounts due made under this Agreement (which amount due, for clarity, could be zero) are exclusive of any value added or similar tax (“VAT”), which shall be added thereon as applicable. Where VAT is properly charged by the supplying Party and added to an amount due under this Agreement, the Party making the payment will pay the amount of VAT only on receipt of a valid tax invoice from the supplying Party issued in accordance with the laws and regulations of the country in which the VAT is chargeable.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

9.	Confidentiality.

9.1 Subject to Section 12.3, Syndax and Merck agree to hold in confidence any Confidential Information of the other Party, and neither Party shall use Confidential Information of the other Party except for the performance of the Study. Neither Party shall, without the prior written permission of the other Party, disclose any Confidential Information of the other Party to any Third Party, except to such Party’s directors, officers, employees, consultants and/or agents who have a need to know such Confidential Information and are bound to maintain the confidentiality of the Confidential Information by written obligations of confidentiality and non-use at least as restrictive as the obligations contained herein. Notwithstanding the foregoing, nothing herein shall prohibit any disclosure to the extent such disclosure is required by Applicable Law, provided that the disclosing Party shall provide reasonable advance notice to the other Party before making such disclosure and, at the request of such other Party, cooperate with such other Party in obtaining a protective order or similar relief that prevents or limits the scope of such disclosure. For the avoidance of doubt, Syndax may, without Merck’s consent, disclose Confidential Information of Merck to clinical trial sites and clinical trial investigators performing the Study, any Subcontractors permitted under Section 2.4, the data safety monitoring and advisory board relating to the Study, and Regulatory Authorities working with Syndax on the Study, in each case to the extent necessary for the performance of the Study and provided that such persons (other than governmental entities) are bound by written obligations of confidentiality and non-use at least as restrictive as the obligations contained herein.

9.2 Notwithstanding the foregoing, (i) Inventions that constitute Confidential Information and are jointly owned by the Parties shall constitute the Confidential Information of both Parties and each Party shall have the right to use and disclose such Confidential Information only as consistent with Articles 10 (Intellectual Property), 11 (Reprints) and 12 (Press Releases and Publications); (ii) Inventions that constitute Confidential Information and are solely owned by one Party shall constitute the Confidential Information of that Party and each Party shall have the right to use and disclose such Confidential Information only as consistent with Articles 10 (Intellectual Property), 11 (Reprints) and 12 (Press Releases and Publications); and (iii) use and disclosure of Clinical Data shall be governed exclusively by Sections 3.7.

9.3 All Confidential Information containing personal identifiable data shall be handled by each Party in accordance with all data protection and privacy laws, rules and regulations applicable to such Party.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.	Intellectual Property.

10.1 Joint Ownership and Prosecution.

10.1.1 Subject to Sections 10.2 (Inventions Owned by Syndax) and 10.3 (Inventions Owned by Merck), all rights to all Inventions relating to or covering *** (each a “Jointly Owned Invention”) shall belong jointly to Syndax and Merck. For those countries where a specific license is required for a joint owner of a Jointly Owned Invention to practice such Jointly Owned Invention in such countries, (i) Merck hereby grants to Syndax a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under Merck’s right, title and interest in and to all Jointly Owned Inventions to use such Inventions, and (ii) Syndax hereby grants to Merck a perpetual, irrevocable, non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, under Syndax’s right, title and interest in and to all Jointly Owned Inventions to use such Inventions. Each Party shall have the right to ***. For clarity, the terms of this Agreement do not provide Syndax or Merck with any rights, title or interest or any license to the other Party’s background intellectual property except as necessary to conduct the Study and as expressly set forth in Section 10.4 (Mutual Freedom to Operate for *** Inventions).

10.1.2 Promptly following the Effective Date, patent representatives of each of the Parties shall meet (in person or by telephone) to discuss the patenting strategy for any Jointly Owned Inventions which may arise. In particular, the Parties shall discuss which Party will file a patent application (including any provisional, substitution, divisional, continuation, continuation in part, reissue, renewal, reexamination, extension, supplementary protection certificate and the like) in respect of any Jointly Owned Invention (each, a “Joint Patent Application”) and whether the Parties wish to appoint joint patent counsel. In any event, the Parties shall consult and reasonably cooperate with one another in the preparation, filing, prosecution (including prosecution strategy) and maintenance of such patent application and shall *** the expenses associated with the Joint Patent Applications. In the event that one Party (the “Filing Party”) wishes to file a patent application for a Jointly Owned Invention and the other Party (the “Non-filing Party”) does not want to file any patent application for such Jointly Owned Invention or does not want to file in a particular country, the Non-filing Party shall execute such documents and perform such acts at the Filing Party’s expense as may be reasonably necessary to effect an assignment of such Jointly Owned Invention to the Filing Party (in such country or all countries, as applicable) in a timely manner to allow the Filing Party to prosecute such patent application. Likewise, if a Party (the “Opting-out Party”) wishes to discontinue the prosecution and maintenance of a Joint Patent Application, the other Party, at its sole option (the “Continuing Party”), may continue such prosecution and maintenance. In such event, the Opting-out Party shall execute such documents and perform such acts at the Continuing Party’s expense as may be reasonably necessary to effect an assignment of such Joint Patent Application to the Continuing Party (in such country or all countries, as applicable) in a timely manner to allow the Continuing Party

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

to prosecute and maintain such patent application. Any Joint Patent Application or Jointly Owned Invention so assigned shall thereafter be owned solely by the Continuing Party or Filing Party (as applicable), and the Opting-out Party or Non-filing Party (as applicable) shall have *** in the applicable country or countries and, for the avoidance of doubt, any such patent, when issued, shall not be a Joint Patent

10.1.3 Except as expressly provided in Section 10.1.2 and in furtherance and not in limitation of Section 9.1, each Party agrees to make no patent application based on the other Party’s Confidential Information, and to give no assistance to any Third Party for such application, without the other Party’s prior written authorization.

10.1.4 *** shall have the first right to initiate legal action to enforce all Joint Patents against infringement, and to protect all Jointly Owned Inventions from misappropriation, by any Third Party where such infringement or misappropriation ***, or to defend any declaratory judgment action relating thereto, at its sole expense (subject to Section 10.1.5). In the event that *** fails to initiate or defend such action within *** after being first notified of such infringement or misappropriation, *** shall have the right, but not the obligation, to do so at its sole expense (subject to Section 10.1.5). Similarly, *** shall have the first right to initiate legal action to enforce all Joint Patents against infringement and to protect all Jointly Owned Inventions from misappropriation, by any Third Party where such infringement or misappropriation ***, or to defend any declaratory judgment action relating thereto, at its sole expense (subject to Section 10.1.5). In the event that *** fails to initiate or defend such action within *** after being first notified of such infringement, *** shall have the right, but not the obligation, to do so at its sole expense (subject to Section 10.1.5). *** shall *** coordinate legal action to enforce all Joint Patents against infringement, and to protect all Jointly Owned Inventions from misappropriation, by any Third Party where such infringement or misappropriation ***, or to defend any declaratory judgment action relating thereto, and *** the costs and expenses of such litigation ***.

10.1.5 If one Party exercises its right to initiate or defend legal action against a Third Party as set forth in Section 10.1.4 above, the other Party agrees to be joined as a party plaintiff where necessary and to give the initiating/defending Party reasonable assistance and authority to file and prosecute the suit. In such case, the costs and expenses of the non-initiating/non-defending shall be borne by that Party, but all other costs and expenses of the litigation shall be borne by the initiating/defending Party. Any damages or other monetary awards recovered shall be *** in *** to the ***. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 10.1.5 may not be entered into without the consent of the Party not bringing the suit.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

10.2 Inventions Owned by Syndax. Notwithstanding Section 10.1 (Joint Ownership and Prosecution), the Parties agree that all rights to Inventions relating *** (“Syndax *** Inventions”) are the exclusive property of Syndax. Syndax shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for any such Syndax *** Invention. For the avoidance of doubt, any Invention ***, even where the ***, is a Syndax *** Invention and the exclusive property of Syndax. Merck shall and hereby does assign to Syndax its entire right, title and interest in any such Syndax *** Inventions.

10.3 Inventions Owned by Merck. Notwithstanding Section 10.1 (Joint Ownership and Prosecution), the Parties agree that all rights to Inventions relating *** (“Merck *** Inventions”) are the exclusive property of Merck. Merck shall be entitled to file in its own name relevant patent applications and to own resultant patent rights for any such Merck *** Invention. For the avoidance of doubt, any Invention ***, even where the ***, is a Merck *** Invention and the exclusive property of Merck. Syndax shall and hereby does assign to Merck its entire right, title and interest in any such Merck *** Inventions.

10.4 Mutual Freedom to Operate for ***.

(i) Syndax hereby grants to Merck a non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, to any patent owned or controlled by Syndax which ***, solely as necessary for the Parties to conduct the Study (subject to subsection (iv) below).

(ii) Merck hereby grants to Syndax a non-exclusive, worldwide, royalty-free, fully paid-up license, transferable and sublicensable, to any patent owned or controlled by Merck which ***, solely as necessary for the Parties to conduct the Study (subject to subsection (iv) below).

(iii) For clarity, the terms of this Section 10.4 do not provide Merck or Syndax with any rights, title or interest in, or any license to, the other Party’s intellectual property rights which *** and do not grant any rights to Merck or Syndax to manufacture or have manufactured the other Party’s Compound.

(iv) Notwithstanding the foregoing, any and all licenses granted under this Section 10.4 shall ***.

*** INDICATES MATERIAL THAT WAS OMITTED AND FOR WHICH CONFIDENTIAL TREATMENT WAS REQUESTED. ALL SUCH OMITTED MATERIAL WAS FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO RULE 406 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

11.	Reprints.

Consistent with applicable copyright and other laws, each Party may use, refer to, and disseminate reprints of scientific, medical and other published articles and materials from journals, conferences and/or symposia relating to the Study which disclose the name of a Party, provided, however that each Party acknowledges that such right does not constitute an endorsement of any commercial product or service by the other Party.

12.	Press Releases and Publications.

12.1 On or immediately after the Effective Date, Syndax and Merck will issue a press release in the form attached hereto as Schedule 12.1.

12.2 To the extent required by Applicable Law, Syndax will register the Study with the Clinical Trials Registry located at www.clinicaltrials.gov. Syndax is committed to timely publication of the results following Study Completion, after taking appropriate action to secure intellectual property rights (if any) arising from the Study. The publication of the results of the Study will be in accordance with the Protocol.

12.3 Each Party shall use reasonable efforts to publish or present scientific papers dealing with the Study in accordance with accepted scientific practice. Each Party may issue a press release related to any scientific presentation or publication regarding the Study in a form mutually agreed to by the Parties.

12.4 The Parties agree that prior to submission of the results of the Study for publication or presentation or any other dissemination of results including oral dissemination, the publishing Party shall invite the other to comment on the content of the material to be published or presented according to the following procedure:

(i)	At least *** prior to submission for publication of any paper, letter or any other publication, or *** prior to submission for presentation of any abstract, poster, talk or any other presentation, the publishing Party shall provide to the other Party the full details of the proposed publication or presentation in an electronic version (cd-rom or email attachment). Upon written request from the other Party, the publishing Party agrees not to submit data for publication/presentation for an additional *** in order to allow for actions to be taken to preserve rights for patent protection.

(ii)	The publishing Party shall give reasonable consideration to any request by the other Party made within the periods mentioned in clause (i) above to modify the publication and the Parties shall work in good faith and in a timely manner to resolve any issue regarding the content for publication.

(iii)	The publishing Party shall remove all Confidential Information of the other Party before finalizing the publication.

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12.5 Syndax agrees to identify Merck and acknowledge Merck’s support in any press release and any other publication or presentation of the results of the Study.

13.	Representations and Warranties; Disclaimers.

13.1 Each of Syndax and Merck represents and warrants to the other that ***.

13.2 Neither Syndax nor Merck represents or warrants that the Study will lead to any particular result, nor is the success of the Study guaranteed. Neither Party accepts any responsibility for any use that the other Party may make of the Clinical Data nor for advice or information given in connection therewith.

13.3 Anti-Corruption.

13.3.1 In performing their respective obligations hereunder, the Parties acknowledge that the corporate policies of Syndax and Merck and their respective Affiliates require that each Party’s business be conducted within the letter and spirit of the law. By signing this Agreement, each Party agrees to conduct the business contemplated herein in a manner which is consistent with all Applicable Law, including the U.S. Foreign Corrupt Practices Act, good business ethics, and its ethics and other corporate policies, and to abide by the spirit of the other Party’s applicable ethics and compliance guidelines which may be provided by such other Party from time to time.

Specifically, each Party agrees that it has not, and covenants that it, its Affiliates, and its and its Affiliates’ directors, employees, officers, and anyone acting on its behalf, will not, in connection with the performance of this Agreement, directly or indirectly, make, promise, authorize, ratify or offer to make, or take any action in furtherance of, any payment or transfer of anything of value for the purpose of influencing, inducing or rewarding any act, omission or decision to secure an improper advantage; or improperly assisting it in obtaining or retaining business for it or the other Party, or in any way with the purpose or effect of public or commercial bribery.

13.3.2 Each Party shall not contact, or otherwise knowingly meet with, any Government Official for the purpose of discussing activities arising out of or in connection with this Agreement, without the prior written approval of the other Party, except where such meeting is consistent with the purpose and terms of this Agreement and in compliance with Applicable Law.

13.3.3 Each Party represents that: (i) it has no impediment to enter into the transaction contemplated in this Agreement; and (ii) it is not excluded, debarred, suspended, proposed for suspension or debarment, or otherwise ineligible for government programs.

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13.3.4 Each Party represents and warrants that: (1) it does not have any interest which directly or indirectly conflicts with its proper and ethical performance of this Agreement; (2) it shall maintain arm’s length relations with all Third Parties with which it deals for or on behalf of the other in performance of this Agreement; and (3) it has provided complete and accurate information to the other Party in the course of negotiating this Agreement, including disclosure of any officers, employees, owners or persons directly or indirectly retained by such Party, if any, in relation to the performance of this Agreement who are Government Officials or relatives of Government Officials. Each Party shall make all further disclosures as necessary to the other Party to ensure the information provided remains complete and accurate throughout the term of this Agreement. Subject to the foregoing, each Party agrees that it shall not hire or retain any Government Official to assist in its performance of this Agreement, with the sole exception of conduct of or participation in clinical trials under this Agreement, provided that such hiring or retention shall be subject to the completion by the hiring or retaining Party of a satisfactory anti-corruption and bribery (e.g., FCPA) due diligence review of such Government Official. Each Party further covenants that any future information and documentation submitted to the other Party as part of further due diligence or a certification shall be complete and accurate.

13.3.5 Each Party shall have the right during the term of this Agreement, and for a period of two (2) years following termination of this Agreement, to conduct an investigation and audit of the other Party’s activities, books and records, to the extent they relate to that other Party’s performance under this Agreement, solely to verify compliance with the terms of this Section 13.3. Such other Party shall cooperate fully with such investigation or audit, the scope, method, nature and duration of which shall be at the sole reasonable discretion of the Party requesting such audit.

13.3.6 Each Party shall ensure that all transactions under the Agreement are properly and accurately recorded in all material respects on its books and records and that each document upon which entries in such books and records are based is complete and accurate in all material respects. Each Party further represents, warrants and covenants that all books, records, invoices and other documents relating to payments and expenses under this Agreement are and shall be complete and accurate and reflect in reasonable detail the character and amount of transactions and expenditures. Each Party must maintain a system of internal accounting controls reasonably designed to ensure that no off-the-books or similar funds or accounts will be maintained or used in connection with this Agreement.

13.3.7 Each Party agrees that in the event that the other Party believes in good faith that there has been a possible violation of any provision of Section 13.3, such other Party may make full disclosure of such belief and related information needed to support such belief at any time and for any reason to any competent government bodies and its agencies, and to whoever such Party determines in good faith has a legitimate need to know.

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13.3.8 Each Party shall comply with its own ethical business practices policy and any Corporate Integrity Agreement to which it is subject, and shall conduct its Study-related activities in accordance with Applicable Law. Each Party agrees to ensure that all of its employees involved in performing its obligations under this Agreement are made specifically aware of the compliance requirements under this Section 13.3. In addition, each Party agrees to ensure that all such employees participate in and complete mandatory compliance training to be conducted by each Party, including specific training on anti-bribery and corruption, prior to his/her performance of any obligations or activities under this Agreement. Each Party further agrees to certify its continuing compliance with the requirements under this Section 13.3 on a periodic basis during the term of this Agreement in such form as may be reasonably requested by the other Party.

13.4 EXCEPT AS EXPRESSLY PROVIDED HEREIN, MERCK MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE MERCK COMPOUND, AND SYNDAX MAKES NO WARRANTIES, EXPRESS OR IMPLIED, INCLUDING ANY WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, WITH RESPECT TO THE SYNDAX COMPOUND.

14.	Insurance; Indemnification; Limitation of Liability.

14.1 Insurance. Each Party warrants that it maintains a policy or program of insurance or self-insurance at levels sufficient to support the indemnification obligations assumed herein. Upon request, a Party shall provide evidence of such insurance.

14.2 Indemnification.

14.2.1 Indemnification by Syndax. Syndax agrees to defend, indemnify and hold harmless Merck, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any loss, damage, reasonable costs and expenses (including reasonable attorneys’ fees and expenses) incurred in connection with any claim, proceeding, or investigation by a Third Party arising out of *** (a “Liability”), except to the extent that such Liability ***.

14.2.2 Indemnification by Merck. Merck agrees to defend, indemnify and hold harmless Syndax, its Affiliates, and its and their employees, directors, subcontractors and agents from and against any Liability to the extent that such Liability ***.

14.2.3 Procedure. The obligations of Merck and Syndax under this Section 14.2 are conditioned upon the delivery of written notice to Merck or Syndax, as the case might be, of any potential Liability within a reasonable time after a Party becomes aware of such potential Liability. A Party will have the right to assume the

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defense of any suit or claim related to the Liability (using counsel reasonably satisfactory to the other Party) if it has assumed responsibility for the suit or claim in writing. The other Party may participate in (but not control) the defense thereof at its sole cost and expense. The Party controlling such defense (the “Defending Party”) shall keep the other Party (the “Other Party”) advised of the status of such action, suit, proceeding or claim and the defense thereof and shall consider recommendations made by the Other Party with respect thereto. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim without the prior written consent of the Other Party, which shall not be unreasonably withheld. The Defending Party shall not agree to any settlement of such action, suit, proceeding or claim or consent to any judgment in respect thereof that does not include a complete and unconditional release of the Other Party from all liability with respect thereto or that imposes any liability or obligation on the Other Party without the prior written consent of the Other Party.

14.2.4 Study Subjects. Syndax shall not offer compensation on behalf of Merck to any Study subject or bind Merck to any indemnification obligations in favor of any Study subject. Likewise, Merck shall not offer compensation on behalf of Syndax to any Study subject or bind Syndax to any indemnification obligations in favor of any Study subject.

14.3 LIMITATION OF LIABILITY. OTHER THAN WITH RESPECT TO DAMAGES ARISING OUT OF OR RELATED TO A PARTY’S BREACH OF ITS OBLIGATIONS UNDER THIS AGREEMENT TO USE, DISCLOSE, LICENSE, ASSIGN OR OTHERWISE TRANSFER SAMPLE TESTING RESULTS, CLINICAL DATA, CONFIDENTIAL INFORMATION AND JOINTLY-OWNED INVENTIONS ONLY AS PERMITTED HEREIN, IN NO EVENT SHALL EITHER PARTY (OR ANY OF ITS AFFILIATES OR SUBCONTRACTORS) BE LIABLE TO THE OTHER PARTY FOR, NOR SHALL ANY INDEMNIFIED PARTY HAVE THE RIGHT TO RECOVER, ANY SPECIAL, INDIRECT, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS OR DAMAGES FOR LOST OPPORTUNITIES), WHETHER IN CONTRACT, WARRANTY, NEGLIGENCE, TORT, STRICT LIABILITY OR OTHERWISE, ARISING OUT OF (x) THE MANUFACTURE OR USE OF ANY COMPOUND SUPPLIED HEREUNDER OR (y) ANY BREACH OF OR FAILURE TO PERFORM ANY OF THE PROVISIONS OF THIS AGREEMENT OR ANY REPRESENTATION, WARRANTY OR COVENANT CONTAINED IN OR MADE PURSUANT TO THIS AGREEMENT, EXCEPT THAT SUCH LIMITATION SHALL NOT APPLY TO DAMAGES PAID OR PAYABLE TO A THIRD PARTY BY AN INDEMNIFIED PARTY FOR WHICH THE INDEMNIFIED PARTY IS ENTITLED TO INDEMNIFICATION HEREUNDER.

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15.	Use of Name.

Except as expressly provided herein, neither Party shall have any right, express or implied, to use in any manner the name or other designation of the other Party or any other trade name, trademark or logo of the other Party for any purpose in connection with the performance of this Agreement.

16.	Force Majeure.

If in the performance of this Agreement, one of the Parties is prevented, hindered or delayed by reason of any cause beyond such Party’s reasonable control (e.g., war, riots, fire, strike, governmental laws), such Party shall be excused from performance to the extent that it is necessarily prevented, hindered or delayed (“Force Majeure”). The non-performing Party will notify the other Party of such Force Majeure within *** after such occurrence by giving written notice to the other Party stating the nature of the event, its anticipated duration, and any action being taken to avoid or minimize its effect. The suspension of performance will be of no greater scope and no longer duration than is necessary and the non-performing Party will use commercially reasonable efforts to remedy its inability to perform.

17.	Entire Agreement; Modification.

The Parties agree to the full and complete performance of the mutual covenants contained in this Agreement. This Agreement, together with the Related Agreements, constitutes the sole, full and complete agreement by and between the Parties with respect to the subject matter of this Agreement, and all prior agreements, understandings, promises and representations, whether written or oral, with respect thereto are superseded by this Agreement. No amendments, changes, additions, deletions or modifications to or of this Agreement shall be valid unless reduced to writing and signed by the Parties hereto.

18.	Assignment and Sub-Contracting.

Neither Party shall assign or transfer this Agreement without the prior written consent of the other Party; provided, however, that no such consent shall be required in connection with a Change of Control of a Party. Notwithstanding the foregoing, either Party may, without consent of the other Party, assign all or any part of this Agreement to one or more of its Affiliates, and any and all rights and obligations of either Party may be exercised or performed by its Affiliates. In the event of a Change of Control of a Party, such Party undergoing the Change of Control shall notify the other Party in writing at least *** prior to completion of such Change of Control (to the extent such notification is legally permissible prior to completion of such Change of Control, and if such notification is not legally permissible prior to such Change of Control, then such notification shall be provided to the other Party in writing simultaneously with the first

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public announcement with respect to such Change of Control). Any permitted assignee of a Party (which assignee shall include the Third Party in a Change of Control situation under Section 1.8(b)) shall, in writing to the non-assigning Party, expressly assume the obligation to perform this Agreement. Any attempted assignment not in accordance with this Section 18 shall be null and void and of no legal effect. The terms and conditions of this Agreement shall be binding upon, and shall inure to the benefit of, the Parties and their respected successors and permitted assigns.

19.	Invalid Provision.

If any provision of this Agreement is held to be illegal, invalid or unenforceable, the remaining provisions shall remain in full force and effect and will not be affected by the illegal, invalid or unenforceable provision. In lieu of the illegal, invalid or unenforceable provision, the Parties shall negotiate in good faith to agree upon a reasonable provision that is legal, valid and enforceable to carry out as nearly as practicable the original intention of the entire Agreement.

20.	No Additional Obligations.

Syndax and Merck have no obligation to renew this Agreement or apply this Agreement to any clinical trial other than the Study. Neither Party is under any obligation to enter into another type of agreement at this time or in the future.

21.	Dispute Resolution and Jurisdiction.

21.1 The Parties shall attempt in good faith to settle all disputes arising out of or in connection with this Agreement in an amicable manner. Any claim, dispute or controversy arising out of or relating to this Agreement, including the breach, termination or validity hereof or thereof (each, a “Dispute”), shall be governed by and construed in accordance with the substantive laws of the State of New York, without giving effect to its choice of law principles.

21.2 Nothing contained in this Agreement shall deny either Party the right to seek injunctive or other equitable relief from a court of competent jurisdiction in the context of a bona fide emergency or prospective irreparable harm, and such an action may be filed or maintained notwithstanding any ongoing discussions between the Parties.

22.	Notices.

All notices or other communications that are required or permitted hereunder shall be in writing and delivered personally, sent by facsimile (and promptly confirmed by personal delivery or overnight courier), or sent by internationally-recognized overnight courier addressed as follows:

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If to Merck, to:

MSD International GmbH

Weystrasse 20

6000 Luzern

Switzerland

Attention: Director

Facsimile: ***

With a copy to:

Merck Sharp & Dohme Corp.

One Merck Drive

P.O. Box 100

Whitehouse Station, NJ 08889-0100

Attention: Office of Secretary

Facsimile No.: ***

If to Syndax, to:

Syndax Pharmaceuticals, Inc.

400 Totten Pond Road, Suite 110

Waltham, MA 02451

Attention: Chief Business Officer

Facsimile No.: (781) 419-1420

23.	Relationship of the Parties.

The relationship between the Parties is and shall be that of independent contractors, and does not and shall not constitute a partnership, joint venture, agency or fiduciary relationship. Neither Party shall have the authority to make any statements, representations or commitments of any kind, or take any actions, which are binding on the other Party, except with the prior written consent of the other Party to do so. All persons employed by a Party will be the employees of such Party and not of the other Party and all costs and obligations incurred by reason of any such employment shall be for the account and expense of such Party.

24.	Counterparts and Due Execution.

This Agreement and any amendment may be executed in two (2) or more counterparts (including by way of facsimile or electronic transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, notwithstanding any electronic transmission, storage and printing of copies of

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this Agreement from computers or printers. When executed by the Parties, this Agreement shall constitute an original instrument, notwithstanding any electronic transmission, storage and printing of copies of this Agreement from computers or printers. For clarity, facsimile signatures and signatures transmitted via PDF shall be treated as original signatures.

25.	Construction.

Except where the context otherwise requires, wherever used, the singular will include the plural, the plural the singular, the use of any gender will be applicable to all genders, and the word “or” is used in the inclusive sense (and/or). Whenever this Agreement refers to a number of days, unless otherwise specified, such number refers to calendar days. The captions of this Agreement are for convenience of reference only and in no way define, describe, extend or limit the scope or intent of this Agreement or the intent of any provision contained in this Agreement. The term “including” as used herein shall be deemed to be followed by the phrase “without limitation” or like expression. The term “will” as used herein means shall. References to “Article,” “Section” or “Appendix” are references to the numbered sections of this Agreement and the appendices attached to this Agreement, unless expressly stated otherwise. Except where the context otherwise requires, references to this “Agreement” shall include the appendices attached to this Agreement. The language of this Agreement shall be deemed to be the language mutually chosen by the Parties and no rule of strict construction will be applied against either Party hereto.

[Remainder of page intentionally left blank.]

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IN WITNESS WHEREOF, the respective representatives of the Parties have executed this Agreement as of the Effective Date.

MSD International GmbH

By:	***

***
Name:

Title:	***

Syndax Pharmaceuticals, Inc.

By:	/s/ Robert Goodenow

Robert Goodenow
Name:

Chief Business Officer
Title:

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Appendix A

PROTOCOL SUMMARY

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Appendix B

SUPPLY OF COMPOUNDS

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Schedule I

DATA SHARING AND SAMPLE TESTING SCHEDULE

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2

Schedule 2.4

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